Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
February 20, 2007

           UNITED NATURAL FOODS ANNOUNCES NET SALES OF $668.5 MILLION
                      FOR THE SECOND QUARTER OF FISCAL 2007

             Announces New 237,000 Square Foot Distribution Facility
                         to be Located in Ridgefield, WA

Dayville, Connecticut - February 20, 2007 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today reported net sales for the second quarter of fiscal 2007, ended January 27, 2007, of $668.5 million, an increase of approximately $67.5 million, or 11.2%, from the $601.1 million recorded in the second quarter of fiscal 2006.

Operating expenses during the second quarter of fiscal 2007 were negatively impacted by approximately $2.2 million of losses related to the Company's two Auburn, California facilities. In January 2007, the Company incurred a loss of $1.5 million associated with the sale of one of the facilities. In addition, the Company recorded an impairment loss in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, of $0.8 million on its second Auburn, California facility, as a result of the Company's decision to sell the property. Accordingly, the assets associated with the second facility have been reclassified on the balance sheet from property and equipment to other current assets as of January 27, 2007. During the second quarter of fiscal 2007, the Company also incurred $0.4 million in fees related to the early termination of unused leased space at a facility in Minnesota, and recorded a related write-off of $0.3 million in abandoned leasehold improvements.

In the second quarter of fiscal 2007, the Company recorded share-based compensation expense of $1.0 million in accordance with Statement of Financial Accounting Standard ("SFAS") No. 123R, Share-Based Payment, compared to $0.9 million of share-based compensation expense for the second quarter of fiscal 2006, ended January 28, 2006.

The Company reported net income of $10.9 million, or $0.25 per diluted share, for the second quarter of fiscal 2007. After adjusting for the impact of losses attributable to the two Auburn, California facilities and the early termination of the Minnesota facility and the related asset write-off described above, net income for the quarter would have been $12.7 million or $0.30 per diluted share. Net income for the second quarter of fiscal 2006, excluding special items, was $10.8 million, or $0.26 per diluted share. Net income for the second quarter of fiscal 2006, including special items, was $10.6 million, or $0.25 per diluted share.

The following table details the amounts and effect of special items and a reconciliation of net income and per share amounts, excluding special items (non-GAAP basis), to net income and per share amounts, including special items (GAAP basis), for the second quarter of fiscal 2006:

-------------------------------------------------------------------------------
Quarter Ended January 28, 2006               Pretax                 Per diluted
(in thousands, except per share data)        Income    Net of Tax      share
                                             ------    ----------      -----

Income, excluding special items:            $17,398     $10,787        $0.26

Special items - (Expense)
Rocklin, CA facility relocation costs
(included in operating expenses)               (251)       (156)       (0.00)

-------------------------------------------------------------------------------
Income, including special items:            $17,147     $10,631        $0.25*
===============================================================================
   * Total reflects rounding.

All non-GAAP numbers have been adjusted to exclude special items. A reconciliation of specific adjustments to GAAP results for the quarter ended January 28, 2006 is included in the financial table shown above. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

"Fiscal 2007 continues to be a strong year and we are quite pleased with our operating performance and financial results during the second quarter," said Michael Funk, President and Chief Executive Officer. "Sales growth in our supermarket channel remained solid and we expect the super natural channel to realize increased sales growth with the number of new stores expected to open during 2007. I am also pleased to report that the transition during the quarter related to our expanded Whole Foods relationship in the Southern Pacific region of the United States has gone smoothly. We continue to develop operational efficiencies while servicing our customers at a high service level."

New Facility in Ridgefield, Washington

The Company also announced today that it is expanding its operations in the Pacific Northwest of the United States with the construction of a new 237,000 square foot state-of-the-art distribution center in Ridgefield, Washington. The new facility will create approximately 100 jobs upon opening.

The distribution center is scheduled to commence operations in the late summer of 2007 and will serve as a regional distribution hub for customers in Portland, Oregon and other Northwest states. The Company currently has 16 distribution facilities throughout the United States, consisting of an aggregate of 3.3 million square feet of space. The Company has the largest capacity of any distributor in the natural products industry.

Mr. Funk commented, "To accommodate anticipated industry growth and accelerating consumer demand for natural and organic products we are pleased to announce plans to open a new facility in the Pacific Northwest. Supporting our commitment to our customers, the Ridgefield distribution center will improve our distribution capabilities and provide customers with further product diversity and enhanced customer service. The new distribution center will also allow us the opportunity to create new sales opportunities in this region and will provide lower transportation costs to our customers."

Mr. Funk added, "We are grateful for the partnership and support we have received from the City of Ridgefield and look forward to building a long-lasting relationship with the community."

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EST on February 20, 2007 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 205-0033. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investor Relations section of the Company's website at www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006." For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow


For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                     FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                        Joseph Calabrese
Chief Financial Officer             General Information
(860) 779-2800                      (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on December 7, 2006, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on U.S. generally accepted accounting principles ("GAAP") basis, the Company uses non-GAAP additional measures of operating results, net income and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                       Three months ended               Six months ended
                                                  ----------------------------    ----------------------------
                                                   January 27,     January 28,     January 27,     January 28,
                                                      2007            2006             2007            2006
                                                  ------------    ------------    ------------    ------------

Net sales                                         $    668,545    $    601,082    $  1,314,978    $  1,176,722

Cost of sales                                          544,477         484,677       1,067,339         950,051
                                                  ------------    ------------    ------------    ------------

                Gross profit                           124,068         116,405         247,639         226,671
                                                  ------------    ------------    ------------    ------------

Operating expenses                                     101,739          96,057         202,018         191,570

Impairment on assets held for sale                         756              --             756              --

Amortization of intangibles                                138             142             289             286
                                                  ------------    ------------    ------------    ------------

                Total operating expenses               102,633          96,199         203,063         191,856
                                                  ------------    ------------    ------------    ------------

                Operating income                        21,435          20,206          44,576          34,815
                                                  ------------    ------------    ------------    ------------

Other expense (income):
         Interest expense                                3,350           3,195           6,261           5,562
         Interest income                                  (180)            (73)           (294)           (141)
         Other, net                                        399             (63)            371            (123)
                                                  ------------    ------------    ------------    ------------

                Total other expense                      3,569           3,059           6,338           5,298
                                                  ------------    ------------    ------------    ------------

                Income before income taxes              17,866          17,147          38,238          29,517

Provision for income taxes                               6,968           6,516          14,913          11,216
                                                  ------------    ------------    ------------    ------------

                Net income                        $     10,898    $     10,631    $     23,325    $     18,301
                                                  ============    ============    ============    ============

Per share data (basic):

                Net income                        $       0.26    $       0.26    $       0.55    $       0.44
                                                  ============    ============    ============    ============

Weighted average basic shares of common stock           42,438          41,406          42,299          41,395
                                                  ============    ============    ============    ============

Per share data (diluted):

                Net income                        $       0.25    $       0.25    $       0.55    $       0.43
                                                  ============    ============    ============    ============

Weighted average diluted shares of common stock         42,848          41,952          42,733          42,076
                                                  ============    ============    ============    ============

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                       January 27,      July 29,
                                                                           2007           2006
                                                                       -----------    -----------
ASSETS
Current assets:
    Cash and cash equivalents                                          $    17,066    $    20,054
    Accounts receivable, net                                               162,954        147,686
    Notes receivable, trade, net                                             1,290          1,254
    Inventories                                                            288,989        257,259
    Prepaid expenses and other current assets                               18,546         12,596
    Deferred income taxes                                                   10,911         10,911
                                                                       -----------    -----------
       Total current assets                                                499,756        449,760
                                                                       -----------    -----------

Property & equipment, net                                                  161,476        163,247

Other assets:
    Goodwill                                                                78,044         78,016
    Notes receivable, trade, net                                             2,620          2,760
    Intangible assets, net                                                     187            251
    Other                                                                   10,340          6,561
                                                                       -----------    -----------

       Total assets                                                    $   752,423    $   700,595
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable                                                      $   123,000    $   125,005
    Accounts payable                                                       116,272        102,146
    Accrued expenses and other current liabilities                          34,375         34,245
    Current portion of long-term debt                                        5,552          5,433
                                                                       -----------    -----------
       Total current liabilities                                           279,199        266,829

Long-term debt, excluding current portion                                   66,666         59,716
Deferred income taxes                                                        8,827          9,693
Other long-term liabilities                                                    858            883
                                                                       -----------    -----------
       Total liabilities                                                   355,550        337,121
                                                                       -----------    -----------

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares at
    January 27, 2007 and July 29, 2006; none issued and outstanding             --             --
  Common stock, $0.01 par value, authorized 100,000 shares;
    43,013 issued and 42,785 outstanding shares at January 27, 2007;
    42,477 issued and 42,248 outstanding shares at July 29, 2006               430            425
  Additional paid-in capital                                               161,212        149,840
  Unallocated shares of Employee Stock Ownership Plan                       (1,298)        (1,380)
  Treasury stock                                                            (6,092)        (6,092)
  Accumulated other comprehensive (loss) income                               (338)         1,047
  Retained earnings                                                        242,959        219,634
                                                                       -----------    -----------
     Total stockholders' equity                                            396,873        363,474
                                                                       -----------    -----------

Total liabilities and stockholders' equity                             $   752,423    $   700,595
                                                                       ===========    ===========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                     Six months ended
                                                                --------------------------
                                                                January 27,    January 28,
                                                                   2007           2006
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                      $    23,325    $    18,301
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities:
    Depreciation and amortization                                     9,378          7,988
    Loss (gain) on disposals of property & equipment                  1,968            (30)
    Impairment on assets held for sale                                  756             --
    Provision for doubtful accounts                                     815          1,600
    Share-based compensation                                          1,997          3,480
Changes in assets and liabilities, net of acquired companies:
   Accounts receivable                                              (16,083)       (28,333)
   Inventory                                                        (31,730)       (28,596)
   Prepaid expenses and other assets                                (10,675)         1,970
   Notes receivable, trade                                              104           (589)
   Accounts payable                                                  11,843         20,571
   Accrued expenses and other current liabilities                    (1,213)         6,510
                                                                -----------    -----------
     Net cash (used in) provided by operating activities             (9,515)         2,872
                                                                -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                                (14,542)       (11,774)
Proceeds from disposals of property and equipment                     5,441             43
Other investing activities                                           (1,028)          (575)
                                                                -----------    -----------
     Net cash used in investing activities                          (10,129)       (12,306)
                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings of long-term debt                           10,000             --
Net (repayments) borrowings under note payable                       (2,005)        37,428
Increase (decrease) in bank overdraft                                 2,283        (14,053)
Proceeds from exercise of stock options                               6,663          7,713
Purchases of treasury stock                                              --         (6,092)
Repayments on long-term debt                                         (2,999)        (2,922)
Tax effect of stock options                                           2,718          1,626
Principal payments of capital lease obligations                          (4)          (273)
                                                                -----------    -----------
     Net cash provided by financing activities                       16,656         23,427
                                                                -----------    -----------

NET (DECREASE) INCREASE IN CASH
AND CASH EQUIVALENTS                                                 (2,988)        13,993
Cash and cash equivalents at beginning of period                     20,054         12,615
                                                                -----------    -----------
Cash and cash equivalents at end of period                      $    17,066    $    26,608
                                                                ===========    ===========

Supplemental disclosures of cash flow information:
Cash paid during the period for:
     Interest, net of amounts capitalized                       $     6,280    $     5,167
                                                                ===========    ===========
     Federal and state income taxes, net of refunds             $    17,313    $     8,749
                                                                ===========    ===========